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                                                                      EXHIBIT 16


                      [PRICEWATERHOUSECOOPERS LETTERHEAD]


July 16, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Sun Communities Operating Limited Partnership, LP (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 16, 2003. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP